Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Adopts Short-Term Stockholder Rights Plan

Designed to ensure fair and equal treatment of all investors

JACKSONVILLE, Fla., March 21, 2022 - Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) announced today that its Board of Directors adopted a limited duration stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one preferred share purchase right on each outstanding share of Company common stock. The Rights Plan is intended to enable all Company stockholders to realize the long-term value of their investment in the Company and is designed to protect all stockholder interests by reducing the likelihood that any person or group could gain control of the Company through rapid open-market purchases of the Company’s shares without appropriately compensating Company stockholders for control. In adopting the Rights Plan, the Board noted in particular the recent unusual stock trading activity and the accumulation of a substantial position in the Company by entities associated with Chatham Asset Management, LLC.

“The Board and management team are committed to acting in the best interests of all of the Company’s stockholders. We want investors to realize the full long-term value of their investment and receive fair and equal treatment, and the Rights Plan is designed to ensure this,” said DeLyle W. Bloomquist, Independent Chairman of the Board of Directors. “We welcome the perspectives of all our stockholders and intend to continue engaging in constructive dialogues with the shared goal of enhancing stockholder value.”

The Rights Plan is not intended to prevent or interfere with any action with respect to the Company that the Board determines to be in the best interests of stockholders. Instead, it will position the Board to fulfill its fiduciary duties on behalf of all stockholders by providing the Board with time to make informed decisions about significant accumulations of Company common stock and attempts to control the Company. The Rights Plan does not preclude the Board from considering an offer that recognizes the full value of the Company. The Rights Plan encourages anyone seeking to gain control of the Company to negotiate directly with the Board.

While the Rights Plan is effective immediately, the rights will be exercisable only if a person or group acquires beneficial ownership, as defined in the Rights Plan, of 10% or more of the Company common stock, subject to certain exceptions. In the case of certain passive institutional investors entitled to file statements on Schedule 13G, the rights will be exercisable only if such persons acquire beneficial ownership of 20% or more of the Company common stock. Subject to the terms of the Rights Plan, if the rights become exercisable, the ownership of any Acquiring Person (as defined in the rights agreement for the Rights Plan) will likely be significantly diluted.

The Rights Plan has a 364-day term, expiring on March 20, 2023, though the Board of the Company may consider whether to terminate the rights plan earlier if circumstances warrant. The rights will be distributed to Company stockholders of record as of the close of business on March 31, 2022.

Further details about the Rights Plan are contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission and will be available on the SEC’s website.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs just over 2,500 people and generates approximately $1.4 billion of revenues. More information is available at www.rayonieram.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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